ATTN:

Wells Fargo Bank, N.A., not in its individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Corp. 2006-CW2

Wells Fargo Bank, N.A.

9062 Old Annapolis Rd.
Columbia, Maryland 21045

Attn: Client Manager – J.P. Morgan Mortgage Acquisition Trust 2006-CW2

Fax #: (410) 715-2380

Phone# (410)884-2000

FROM:

Carmine Pilla

JPMorgan Chase Bank, N.A.

RE:

Interest Rate Cap Confirmation

YOUR REF:

OUR REF:

2000005078623

NO OF PAGES:

9 (Including Cover)

URGENT: PLEASE SIGN AND FAX THIS

CONFIRMATION TO (001) 8888033606

Interest Rate Cap Transaction

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between:

JPMORGAN CHASE BANK, N.A.
(“JPMorgan”)

and

Wells Fargo Lank, NA., not in its individual capacity but solely as securities administrator on behalf of the
J.P. Morgan Mortgage Acquisition Corp. 2006-CW2
(the “Counterparty”)

on the Trade Date and identified by the JPMorgan Deal Number specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the Master Agreement specified below, and supersedes any previous confirmation or other writing with respect to the transaction described below.

The definitions and provisions contained in the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of August 8, 2006, as amended and supplemented from time to time (the “Agreement”), between JPMORGAN CHASE BANK, N.A. (“ JPMorgan”) and Wells Fargo Bank, N.A., not in its individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Corp. 2006-CW2 (the “Counterparty”). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Interest Rate Cap Transaction to which this Confirmation relates are as follows:

A. TRANSACTION DETAILS

JPMorgan Deal Number(s):

2000005078623

Notional Amount:

Per attached schedule in Exhibit A

Trade Date:

01 August 2006

Effective Date:

25 September 2006

Termination Date:

25 May 2008 subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Amounts:

Fixed Rate Payer:

Cournerparty

Premium Amount:

USA 5,000.00

Fixed Rate Payer Payment Date;

08 August 2006

Floating Amounts:

Floating Rate Payer:

JPMorgan

Floating Rate Payer Period End Dates:

The 25th of each month in each year commencing with 25 September 2006 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate Payer Payment Amount;

In respect of any Calculation Period, an amount equal to the product of (a) the applicable Notional Amount times (b) the floating Rate Day Count Fraction times (c) the greater of zero and the remainder of (1) the lesser of the applicable Floating Rate or 8.890% less (ii) the applicable CAP Strike A

Floating Rate for initial Calculation

To be determined

Period:

Two (2) Business days preceding each Floating Rate

Floating Rate Payer Payment Dates:

Payer Period End Date,

USD-LIBOR-BBA

Floating Rate Option:

Designated Maturity:

1 Month

Spread:

None

Floating Rate Day Count Fraction:

Actual/360

Reset bates:

The first day of each Calculation Period.

Compounding:

Inapplicable

Business Days:

New York, London

Calculation Agent:

JPMorgan, unless otherwise stated in the Agreement.

B.

ACCOUNT DETAILS

Payments to JPMorgan in USD:

JPMORGAN CHASE BANK NA
JPMORGAN CHASE BANK NA
BIC:  CHASUS33XXX

AC No: 099997979

Payments to Counterparty in USD:

Wells Fargo Bank, N.A.

San Francisco, CA

ABA # 121000248

Acct: # 3970771416

Account Name: Corporate Trust Clearing

FFC #:50934401

Ref: JPMMAC 2006-CW2; Cap Account

C.

OFFICES

JPMorgan:

NEW YORK

Counterparty:

SAN FRANCISCO

D.

RELATIONSIMIP BETWEEN PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction)

(a) Non-Reliance. JPMorgan is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction. Wells Fargo is acting, not in its individual capacity, but solely as securities administrator on behalf of the trust and as directed by the trustee.

(b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is capable of assuming, and assumes the risks of that Transaction.

(c) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

E. SECURITIES ADMINISTRATOR CAPACITY

It is expressly understood and agreed by the parries hereto that insofar as this Confirmation is executed by the Securities Administrator (i) this Confirmation is executed and delivered by Wells Fargo Bank, N.A. not in its individual capacity but solely as Securities Administrator under the Pooling and Servicing Agreement, dated as of July 1, 2006 (the “Pooling and Servicing Agreement”), among J.P. Morgan Acceptance Corporation I, as depositor, J.P. Morgan Mortgage Acquisition Corp., as seller, U.S. Bank National Association, as trustee, and Wells Fargo as Master Servicer and Securities Administrator, in the exercise of the powers and authority conferred and vested in it thereunder, (ii) under no circumstances shall Wells Fargo Bank, N.A. in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation, and (iii) each of the representations, undertakings and agreements herein made on behalf of the Counterparty is made and intended not as personal representations, undertakings and agreements of the Counterparty.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter, telex or facsimile substantially similar to this letter, which letter, telex or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms. When referring to this Confirmation, please indicate: JPMorgan Deal Number(s):

JPMorgan Chase Bank, N.A.

           /s/ Carmine Pilla

Name:

Carmine Pilla

Title:

Vice President

Accepted and confirmed as of the date first written:

Wells Fargo Bank, NA., not in its individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Corp. 2006-CW2

         /s/ Darron C. Woodus

Name:

Darron C. Woodus

Title:

Assistant Vice President

Your reference number:

Exhibit A

start period	end period	Notional	Cap Strike A
9/25/2006	10/25/2006	50,372,434.23	7,11
10/25/2006	11/25/2006	48,823,326.25	7.35
11/25/2006	12/25/2006	46,969,605.12	7.11
12/25/2006	1/25/2007	44,814,256.97	7.35
1/25/2007	2/25/2007	42,361,873.11	7.11
2/25/2007	3/25/2007	39,618,667.53	7.11
3/25/2007	4/25/2007	36,595.672.86	7.88
4/25/2007	5/25/2007	33,553,332.86	7.11
5/25/2007	6/25/2007	30,568,149.36	7.34
6/25/2007	7/25/2007	27,638,821 04	7.05
7/25/2007	8/25/2007	24,763.550.32	7.29
8/25/2007	9/25/2007	21,942,368.12	7.05
9/25/2007	10/25/2007	19,174, 264.37	7.05
10/25/2007	11/25/2007	16,458,247.78	7.29
11/25/2007	12/25/2007	13,793,345.50	7.05
12/25/2007	1/25/2008	11,178,602.73	7.29
1/25/2008	2/25/2008	8,613,082.46	7.05
2/25/2008	3/25/2008	6,095,865.07	7.05
3/25/2008	4/25/2008	3,626,048.06	7.54
4/25/2008	5/25/2008	1,202,745.70	7.05

Client Service Group

All queries regarding confirmations should be sent to:

JPMorgan Chase Bank, NA.

Contacts

JPMorgan Contact

Telephone Number

Client Service Group

(001) 3026344960

Group E-mail address:

Facsimile:

(001) 8888033606

Telex:

Cable:

Please quote the JPMorgan deal number(s): 2000005078623,